Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS
Company Reports Record Revenue for 2013 and Maintains 2014 Outlook

Seattle, WA - February 13, 2014 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the year and fourth quarter ended December 31, 2013. For 2013, Cray reported total revenue of $525.7 million, which compares with $421.1 million for 2012, an increase of 25% year over year. Net income for 2013 was $32.2 million, or $0.81 per diluted share, compared to $161.2 million, or $4.27 per diluted share, for 2012. The 2012 net income results included a $139.1 million pre-tax gain, which resulted from the sale of the Company’s interconnect hardware development program to Intel Corporation.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Non-GAAP net income, which adjusts for selected unusual and non-cash items was $30.3 million, or $0.76 per diluted share, for 2013, compared to $33.3 million, or $0.88 per diluted share, for 2012.

For the fourth quarter of 2013, revenue was $307.4 million compared to $188.8 million in the prior year period. The Company reported net income for the fourth quarter of $51.0 million, or $1.27 per diluted share, compared to $14.0 million, or $0.36 per diluted share, in the fourth quarter of 2012. Non-GAAP net income was $59.2 million, or $1.48 per diluted share, for the fourth quarter of 2013, compared to non-GAAP net income of $17.2 million, or $0.44 per diluted share for the same period last year.

Overall gross profit margin for 2013 was 35% compared to 36% for 2012. Product margin for 2013 was 32% compared to 35% for 2012; service margin for 2013 was 52% compared to 43% for 2012.

Operating expenses for 2013 were $162.7 million compared to $122.2 million for 2012. Non-GAAP operating expenses for 2013 were $155.5 million, compared to $115.6 million for 2012. Compared to 2012, 2013 GAAP and non-GAAP operating expenses were impacted by increased investments in our big data storage and analytics initiatives, significantly less R&D co-funding credits, and additional operating expenses from our acquisition of Appro International, Inc.

As of December 31, 2013, cash, investments and restricted cash totaled $220.4 million. Working capital increased $51.6 million to $334.9 million at the end of 2013, compared to $283.4 million at the end of 2012.

“We had a great year in 2013, led by strong growth in both supercomputing and big data,” said Peter Ungaro, president and CEO of Cray. “We set Company records for annual and quarterly revenue as we completed the acceptance of more supercomputers during the fourth quarter than we have in any quarter in our history. Our XC30 and CS300 supercomputers are in strong competitive positions, providing customers with the most scalable, productive systems for real-world, scientific and commercial applications. In big data storage and analytics, we have a unique and growing set of offerings, including our Urika data discovery appliance and our new Tiered Adaptive Storage solution to transparently manage and access data across a storage hierarchy. 2013 was undoubtedly a great year for Cray and with continued strength in our supercomputing business and expanding big data solutions, I am excited about our potential to deliver continued growth in 2014 and beyond.”

Outlook
For 2014, while a wide range of results remains possible, the Company anticipates revenue to be in the range of $600 million for the year. Revenue is expected to ramp quarterly during 2014, with about $50 million for the first quarter and roughly 50% of the year weighted to the fourth quarter. Non-GAAP gross margin for 2014 is anticipated to be in the mid-30% range. Total non-GAAP operating expenses for the year are anticipated to be about $175 million. Based on this outlook, the Company expects to be profitable on both a GAAP and non-GAAP basis for 2014.

The Company’s 2014 effective non-GAAP tax rate is expected to be about 10%.

Actual results for any future period are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In February, Cray won two new supercomputing contracts totaling more than $40 million to provide the Department of Defense High Performance Computing Modernization Program with three Cray XC30 supercomputers and two Cray Sonexion storage systems. Cray will be delivering systems to the U.S. Air Force Research Laboratory in Ohio and the Navy DOD Supercomputing Resource Center in Mississippi.

•
In November, Cray was awarded a $30 million contract by the University of Stuttgart to expand the XC30 supercomputer, nicknamed "Hornet" at the University’s High Performance Computing Center Stuttgart (HLRS). The system, which will also include 2.3 petabytes of additional Cray file system storage for Lustre, is expected to go into production in 2015.

•
In November, Cray announced that the Cray Compiler Environment (CCE) is now available on the Cray CS300 line of cluster supercomputers. CCE provides Cray customers with a unique, scalable HPC-optimized compiler.

•
In November, Cray announced that its CS300 and XC30 supercomputers are now available with NVIDIA Tesla K40 GPU accelerators. Together with Cray’s latest OpenACC 2.0 compiler, this offers customers a major total cost of ownership advantage by being able to upgrade their systems and achieve a substantial performance boost for GPU-accelerated computing.

•
In November, Cray launched a new big data framework that gives Cray customers the ability to more easily implement and run Apache Hadoop on the XC30 supercomputer. Fusing the benefits of supercomputing and big data, the Cray Framework for Hadoop package improves the overall efficiency and performance for XC30 customers deploying Hadoop in scientific big data environments.

•
Cray’s YarcData division signed multiple new contracts with commercial and government customers for its Urika big data discovery appliance, including with a leading life sciences company which selected the Urika system as the development environment for its data discovery strategy. In the fourth quarter, the Pittsburgh Supercomputing Center was awarded an HPCwire Award for the Best Application of Big Data in HPC for their use of the Urika system to better understand cancer protein and gene interactions.

•	In November, Cray was awarded an industry-leading 10 HPCwire awards from the readers and editors of HPCwire, including Best HPC Collaboration between Government and Industry, Best

HPC Cluster Solution or Technology, Best use of an HPC Application in the Manufacturing, Life Sciences, Automotive, and Financial Services industries.

Conference Call Information
Cray will host a conference call today, Thursday, February 13, 2014 at 1:30 p.m. PST (4:30 p.m. EST) to discuss its fourth quarter and year ended December 31, 2013 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205 and enter the access code 58707088. International callers should dial (832) 900-4685. To listen to the audio webcast, go to the Investors section of the Cray website at http://investors.cray.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the access code 58707088. The conference call replay will be available for 48 hours, beginning at 4:30 p.m. PST on Thursday, February 13, 2014.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manners in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures, required by generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and Big Data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected future operating results and its product sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, increased budgetary limitations and disruptions in the operations of the U.S. government, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2014 when or at the levels expected, the risk that Cray’s Big Data growth initiatives, including storage, are not successful, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s annual report on Form 10-K for the period ended December 31, 2013, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

###

Cray, Sonexion, Urika, and YarcData are federally registered trademarks of Cray Inc. in the United States and other countries, and XC30 and CS300 are trademarks of Cray Inc. Other product and service names mentioned herein are the trademarks of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenue:
Product	$282,389	$170,961	$436,330	$353,767
Service	24,980	17,868	89,419	67,291
Total revenue	307,369	188,829	525,749	421,058
Cost of revenue:
Cost of product revenue	181,827	123,692	298,244	231,237
Cost of service revenue	12,593	10,942	43,179	38,643
Total cost of revenue	194,420	134,634	341,423	269,880
Gross profit	112,949	54,195	184,326	151,178
Operating expenses:
Research and development, net	25,979	18,177	87,728	64,303
Sales and marketing	17,172	12,579	51,345	37,180
General and administrative	8,063	7,282	23,603	20,707
Total operating expenses	51,214	38,038	162,676	122,190
Net gain on sale of interconnect hardware development program	—	—	—	139,068
Income from operations	61,735	16,157	21,650	168,056
Other income (loss), net	(1,472)	(101)	(1,378)	472
Interest income (loss), net	(37)	60	757	204
Income before income taxes	60,226	16,116	21,029	168,732
Income tax (expense) benefit	(9,219)	(2,110)	11,194	(7,491)
Net income	$51,007	$14,006	$32,223	$161,241

Basic net income per common share	$1.33	$0.38	$0.85	$4.42
Diluted net income per common share	$1.27	$0.36	$0.81	$4.27

Basic weighted average shares outstanding	38,236	37,130	37,832	36,509
Diluted weighted average shares outstanding	40,084	38,917	39,776	37,789

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$192,633	$253,065
Short-term investments	14,048	52,563
Accounts and other receivables, net	182,527	13,440
Inventory	95,129	89,796
Prepaid expenses and other current assets	20,999	11,823
Total current assets	505,336	420,687
Long-term restricted cash	13,768	—
Long-term investments	—	17,577
Property and equipment, net	30,278	25,543
Service inventory, net	1,828	1,490
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	6,362	7,981
Deferred tax assets	19,206	10,041
Other non-current assets	12,406	12,813
TOTAL ASSETS	$603,366	$510,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,225	$34,732
Accrued payroll and related expenses	22,470	25,927
Other accrued liabilities	22,225	8,616
Deferred revenue	91,488	68,060
Total current liabilities	170,408	137,335
Long-term deferred revenue	50,477	29,254
Other non-current liabilities	6,894	3,179
TOTAL LIABILITIES	227,779	169,768
Shareholders’ equity:
Common stock and additional paid-in capital	586,243	577,938
Accumulated other comprehensive income	853	5,181
Accumulated deficit	(211,509)	(242,573)
TOTAL SHAREHOLDERS’ EQUITY	375,587	340,546
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$603,366	$510,314

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three months ended December 31,		Twelve months ended December 31,
		2013	2012	2013	2012
GAAP Net Income		$51.0	$14.0	$32.2	$161.2

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1	0.4	0.3
Purchase accounting adjustments	(2)	0.1	—	1.3	—
Amortization of acquired and other intangibles	(2)	0.5	0.2	2.0	0.2
Total adjustments impacting gross profit		0.7	0.3	3.7	0.5

Non-GAAP gross margin percentage		37%	29%	36%	36%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.0	1.6	6.8	5.6
Amortization of acquired intangibles	(2)	0.1	0.1	0.4	0.1
Acquisition costs		—	0.9	—	0.9
Total adjustments impacting operating expenses		2.1	2.6	7.2	6.6

Gain on sale to Intel	(3)	—	—	—	(139.1)

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(4)	—	(0.1)	0.7	4.4
Other items impacting tax provision	(5)	5.4	0.4	(13.5)	(0.3)
Total adjustments impacting tax provision		5.4	0.3	(12.8)	4.1

Non-GAAP Net Income		$59.2	$17.2	$30.3	$33.3

Non-GAAP Diluted Net Income per common share		$1.48	$0.44	$0.76	$0.88

Diluted weighted average shares		40.1	38.9	39.8	37.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustment to exclude gain on divestiture of interconnect hardware development program in Q2 2012
(4) Tax impact associated with reconciling items at non-GAAP tax rate
(5) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC.
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS and percentages)

		Three Months Ended December 31, 2013
		Net Income	Operating Income	Diluted EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$51.0	$61.7	$1.27	$112.9	37%	$51.2

Share-based compensation	(1)	2.1	2.1	0.05	0.1		2.0
Purchase accounting adjustments	(2)	0.1	0.1	—	0.1
Amortization of acquired intangibles	(2)	0.6	0.6	0.02	0.5		0.1
Acquisition costs		—	—	—
Income tax on reconciling items	(3)	—		—
Other items impacting tax provision	(4)	5.4		0.14
Total reconciling items		$8.2	$2.8	$0.21	$0.7	—%	$2.1

Non-GAAP		$59.2	$64.5	$1.48	$113.6	37%	$49.1

		Three Months Ended December 31, 2012
		Net Income	Operating Income	Diluted EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$14.0	$16.2	$0.36	$54.2	29%	$38.0

Share-based compensation	(1)	1.7	1.7	0.04	0.1		1.6
Purchase accounting adjustments	(2)	—	—	—	—		—
Amortization of acquired intangibles	(2)	0.3	0.3	0.01	0.2		0.1
Acquisition Costs		0.9	0.9	0.02			0.9
Income tax on reconciling items	(3)	(0.1)		—
Other items impacting tax provision	(4)	0.4		0.01
Total reconciling items		$3.2	$2.9	$0.08	$0.3	—%	$2.6

Non-GAAP		$17.2	$19.1	$0.44	$54.5	29%	$35.4

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Tax impact associated with reconciling items at non-GAAP tax rate
(4) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

		Twelve Months Ended December 31, 2013
		Net Income	Operating Income	Diluted EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$32.2	$21.7	$0.81	$184.3	35%	$162.7

Share-based compensation	(1)	7.2	7.2	0.18	0.4		6.8
Purchase accounting adjustments	(2)	1.3	1.3	0.03	1.3
Amortization of acquired intangibles	(2)	2.4	2.4	0.06	2.0		0.4
Acquisition costs		—	—	—
Gain on Intel sale	(3)	—	—	—
Income tax on reconciling items	(4)	0.7		0.02
Other items impacting tax provision	(5)	(13.5)		(0.34)
Total reconciling items		$(1.9)	$10.9	$(0.05)	$3.7	1%	$7.2

Non-GAAP		$30.3	$32.6	$0.76	$188.0	36%	$155.5

		Twelve Months Ended December 31, 2012
		Net Income	Operating Income	Diluted EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$161.2	$168.1	$4.27	$151.2	36%	$122.2

Share-based compensation	(1)	5.9	5.9	0.15	0.3		5.6
Purchase accounting adjustments	(2)	—	—	—	—
Amortization of acquired intangibles	(2)	0.3	0.3	0.01	0.2		0.1
Acquisition Costs		0.9	0.9	0.02	—		0.9
Gain on Intel sale	(3)	(139.1)	(139.1)	(3.69)
Income tax on reconciling items	(4)	4.4		0.12
Other items impacting tax provision	(5)	(0.3)		—
Total reconciling items		$(127.9)	$(132.0)	$(3.39)	$0.5	—%	$6.6

Non-GAAP		$33.3	$36.1	$0.88	$151.7	36%	$115.6

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustment to exclude gain on divestiture of interconnect hardware development program in Q2 2012
(4) Tax impact associated with reconciling items at non-GAAP tax rate
(5) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets